Exhibit 3.3

BYLAWS

OF
WASTE SERVICES, INC.

(Adopted as of May 6, 2003)

AMENDED AND RESTATED BYLAWS

OF
WASTE SERVICES, INC.

ARTICLE I

OFFICES

      SECTION 1.01.     Registered Office. The registered office of Waste Services, Inc. (the “Corporation”) in the State of Delaware shall be The Corporation Trust Company, 1209 Bergen Street, in the City of Wilmington, County of New Castle, Delaware 19801, and the registered agent in charge thereof shall be The Corporation Trust Company.

      SECTION 1.02.     Other Offices. The Corporation may also have an office or offices at any other place or places within or without the State of Delaware as the Board of Directors of the Corporation (the “Board”) may from time to time determine or the business of the Corporation may from time to time require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

      SECTION 2.01.     Annual Meetings. The annual meeting of stockholders of the Corporation for the election of directors of the Corporation (“Directors”), and for the transaction of such other business as may properly come before such meeting, shall be held at such place, date and time as shall be fixed by the Board and designated in the notice or waiver of notice of such annual meeting.

      SECTION 2.02.     Special Meetings. Special meetings of stockholders for any purpose or purposes may be called by the Board pursuant to a resolution duly adopted by the Board, to be held at such place, date and time as shall be designated in the notice or waiver of notice thereof. The ability of the stockholders to call a special meeting of stockholders of the Corporation is specifically denied.

      SECTION 2.03.     Notice of Meetings. Except as otherwise provided by law, written notice of each meeting of stockholders shall be given either by delivering a notice personally or mailing a notice to each stockholder of record entitled to vote thereat. If mailed, the notice shall be directed to the stockholder in a postage-prepaid envelope at his address as it appears on the stock books of the Corporation unless, prior to the time of mailing, he shall have filed with the Secretary a written request that notices intended for him be mailed to some other address, in which case it shall be mailed to the address designated in such request. Notice of each meeting of stockholders shall be in such form as is approved by the Board and shall state the purpose or purposes for which the meeting is called, the date and time when and the place where it is to be held, and shall be delivered personally or mailed not more than sixty (60) days and not less than ten (10) days before the day of the meeting. The Secretary or an Assistant Secretary or the transfer agent of the Corporation shall, after giving such notice, make an affidavit stating that notice has been given, which shall be filed with the minutes of such meeting.

      SECTION 2.04.     Advance Notice Provisions for Stockholder Nominees for Director and Other Business to be Transacted. (a) The matters to be considered and brought before any annual or special meeting of stockholders of the Corporation shall be limited to only such matters, including the nomination and election of Directors, as shall be brought properly before such meeting in compliance with the procedures set forth in this Section 2.04.

      (b) For any matter to be properly brought before any annual meeting of stockholders, the matter must be (i) specified in the notice of annual meeting given by or at the direction of the Board, (ii) otherwise brought before the annual meeting by or at the direction of the Board or (iii) brought before the annual meeting in the manner specified in this Section 2.04(b) (x) by a stockholder that holds of record stock of the Corporation entitled to vote at the annual meeting on such matter (including any election of a Director) or (y) by a person (a “Nominee Holder”) that holds such stock through a nominee or “street name” holder of record of such stock and can demonstrate to the Corporation such indirect ownership of, and such Nominee Holder’s entitlement to vote on such matter, such stock. In addition to any other requirements under applicable law, the Certificate of Incorporation and these Bylaws, persons nominated by stockholders for election as Directors of the Corporation and any other proposals by stockholders shall be properly brought before an annual meeting of stockholders only if notice of any such matter to be presented by a stockholder at such meeting (a “Stockholder Notice”) shall be delivered to a Secretary at the principal executive office of the Corporation not less than sixty (60) nor more than ninety (90) days prior to the anniversary date of the annual meeting for the preceding year (provided that for purposes of the annual meeting of stockholders held following the end of the fiscal year ended December 31, 2003, the date of the preceding year’s annual meeting shall be deemed to be May 1, 2003); provided, however, that if and only if the annual meeting is not scheduled to be held within a period that commences thirty (30) days before and ends thirty (30) days after such anniversary date (an annual meeting date outside such period being referred to herein as an “Other Meeting Date”), such Stockholder Notice shall be given in the manner provided herein not earlier than the ninety (90) days prior to the Other Meeting Date and not later than the close of business on the later of (i) the close of business on the date sixty (60) days prior to such Other Meeting Date or (ii) the close of business on the tenth (10th) day following the date on which such Other Meeting Date is first publicly announced or disclosed. Any stockholder desiring to nominate any person or persons (as the case may be) for election as a Director or Directors at an annual meeting of stockholders shall deliver, as part of such Stockholder Notice, a statement in writing setting forth the name of the person or persons to be nominated, the number and class of all shares of each class of stock of the Corporation owned of record and beneficially by each such person, as reported to such stockholder by such person, the information regarding each such person required by paragraphs (a), (e) and (f) of Item 401 of Regulation S-K adopted by the Securities and Exchange Commission, each such person’s signed consent to serve as a Director if elected, such stockholder’s name and address, the number and class of all shares of each class of stock of the Corporation owned of record and beneficially by such stockholder and, in the case of a Nominee Holder, evidence establishing such Nominee Holder’s indirect ownership of stock and entitlement to vote such stock for the election of Directors at the annual meeting. Any stockholder who gives a Stockholder Notice of any matter (other than a nomination for Director) proposed to be brought before an annual meeting of stockholders shall deliver, as part of such Stockholder Notice, the text of the proposal to be presented and a brief written statement of the reasons why such stockholder favors the proposal and setting forth such stockholder’s name and address, the number and class of all shares of each class of stock of the Corporation owned of record and beneficially by such stockholder, any material interest of such stockholder in the matter proposed (other than as a stockholder), if applicable, and, in the case of a Nominee Holder, evidence establishing such Nominee Holder’s indirect ownership of stock and entitlement to vote such stock on the matter proposed at the annual meeting. As used in these Bylaws, shares “beneficially owned” shall mean all shares that such person is deemed to beneficially own pursuant to Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934 (the “Exchange Act”). If a stockholder is entitled to vote only for a specific class or category of Directors at a meeting (annual or special), such stockholder’s right to nominate one or more individuals for election as a Director at the meeting shall be limited to such class or category of Directors.

      Notwithstanding any provision of this Section 2.04 to the contrary, in the event that the number of Directors to be elected at the next annual meeting of stockholders is increased by virtue of an increase in the size of the Board and either all of the nominees for Director at the next annual meeting of stockholders or the size of the increased Board is not publicly announced or disclosed by the Corporation at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting, a Stockholder Notice shall also be considered timely hereunder, but only with respect to nominees to stand for election at the next annual meeting as the result of any new positions created by such increase, if it shall be delivered to a Secretary at the principal executive office of the Corporation not later than the close of business on the tenth (10th) day following the first (1st) day on which all such nominees or the size of the increased Board shall have been publicly announced or disclosed.

      (c) Except as provided in the immediately following sentence, no matter shall be properly brought before a special meeting of stockholders unless such matter shall have been brought before the meeting pursuant to the Corporation’s notice of such meeting. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more Directors to the Board, any stockholder entitled to vote for the election of such Director(s) at such meeting may nominate a person or persons (as the case may be) for election to such position(s) as are specified in the Corporation’s notice of such meeting, but only if the Stockholder Notice required by Section 2.04(b) hereof shall be delivered to a Secretary at the principal executive office of the Corporation not later than the close of business on the tenth (10th) day following the first (1st) day on which the date of the special meeting and either the names of all nominees proposed by the Board to be elected at such meeting or the number of Directors to be elected shall have been publicly announced or disclosed.

      (d) For purposes of this Section 2.04, a matter shall be deemed to have been “publicly announced or disclosed” if such matter is disclosed in a press release reported by the Dow Jones News Service, the Associated Press or a comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission.

      (e) In no event shall the adjournment of an annual meeting or a special meeting, or any announcement thereof, commence a new period for the giving of notice as provided in this Section 2.04. This Section 2.04 shall not apply to (i) any stockholder proposal made pursuant to Rule 14a-8 under the Exchange Act or (ii) any nomination of a Director in an election in which only the holders of one or more series of Preferred Stock of the Corporation issued pursuant to Article IV of the Certificate of Incorporation are entitled to vote (unless otherwise provided in the terms of such stock).

      (f) The chairman of any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall have the power and duty to determine whether notice of nominees and other matters proposed to be brought before a meeting has been duly given in the manner provided in this Section 2.04 and, if not so given, shall direct and declare at the meeting that such nominees and other matters shall not be considered.

      SECTION 2.05.     Adjournments. Whenever a meeting of stockholders, annual or special, is adjourned to another date, time or place, notice need not be given of the adjourned meeting if the date, time and place thereof are announced at the meeting at which the adjournment is taken. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder entitled to vote thereat. At the adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

      SECTION 2.06.     Quorum. At each meeting of stockholders, except where otherwise required by law, the Certificate of Incorporation or these Bylaws, the holders of a majority of the outstanding shares of stock entitled to vote on a matter at the meeting, present in person or represented by proxy, shall constitute a quorum. For purposes of the foregoing, where a separate vote by class or classes is required for any matter, the holders of a majority of the outstanding shares of such class or classes, present in person or represented by proxy, shall constitute a quorum to take action with respect to that vote on that matter. Two or more classes or series of stock shall be considered a single class if the holders thereof are entitled to vote together as a single class at the meeting. In the absence of a quorum of the holders of any class of stock entitled to vote on a matter, the meeting of such class may be adjourned from time to time in the manner provided by these Bylaws until a quorum of such class shall be so present or represented. Shares of its own capital stock belonging on the record date for the meeting to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of Directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

      SECTION 2.07.     Organization. The Chairman of the Board shall act as chairman at all meetings of stockholders at which he is present, and as such chairman shall call such meetings of stockholders to order and preside thereat. If the Chairman of the Board shall be absent from any meeting of stockholders, the duties otherwise provided in this Section 2.07 to be performed by him at such meeting, shall be performed at such meeting by a chairman designated by the Board, or in the absence of such designation, by a chairman chosen at the meeting. The Secretary of the Corporation shall act as secretary at all meetings of the stockholders, but in his absence the chairman of the meeting may appoint any person present to act as secretary of the meeting.

      SECTION 2.08.     Inspectors of Elections. Prior to any meeting of stockholders, the Board, or, if the Board shall not have made such appointment, the chairman of the meeting, shall appoint one or more inspectors to act at such meeting and make a written report thereof and may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at the meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his ability. The inspectors shall ascertain the number of shares outstanding and the voting power of each, determine the shares represented at the meeting and the validity of proxies and ballots, count all votes and ballots, determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors and certify their determination of the number of shares represented at the meeting and their count of all votes and ballots. The inspectors may appoint or retain other persons to assist them in the performance of their duties. The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting. No ballot, proxy or vote, nor any revocation thereof or change thereto, shall be accepted by the inspectors after the closing of the polls. In determining the validity and counting of proxies and ballots, the inspectors shall be limited to an examination of the proxies, any envelopes submitted therewith, any information provided by a stockholder who submits a proxy by telegram, cablegram or other electronic transmission from which it can be determined that the proxy was authorized by the stockholder, ballots and the regular books and records of the Corporation, and they may also consider other reliable information for the limited purpose of reconciling proxies and ballots submitted by or on behalf of banks, brokers, their nominees or similar persons which represent more votes than the holder of a proxy is authorized by the record owner to cast or more votes than the stockholder holds of record. If the inspectors consider other reliable information for such purpose, they shall, at the time they make their certification, specify the precise information considered by them, including the person or persons from whom they obtained the information, when the information was obtained, the means by which the information was obtained and the basis for the inspectors’ belief that such information is accurate and reliable.

      SECTION 2.09.     Fixing of Record Date. The Board may fix a date not more than sixty (60) days nor less than ten (10) days prior to the date of any meeting of stockholders, as a record date for the determination of the stockholders entitled to notice of and to vote at such meeting and any adjournment thereof, and in such case such stockholders and only such stockholders of record on the date so fixed shall be entitled to notice of, and to vote at, such meeting and any adjournment thereof, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid. No record date shall precede the date on which the Board establishes such record date. The Secretary shall prepare and make or cause to be prepared and made, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting, arranged in alphabetical order and showing the address of each such stockholder and the number of shares registered in the name of each such stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place, specified in the notice of the meeting, within the city where the meeting is to be held, or, if not so specified, at the place where the meeting is to be held. Such list shall be produced and kept at the time and place of the meeting during the whole time thereof, and subject to the inspection of any stockholder who may be present.

      SECTION 2.10.     Voting; Proxies. Unless otherwise provided in the Certificate of Incorporation, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of stock held by such stockholder which has voting power upon the matter in question. If the Certificate of Incorporation provides for more or less than one vote for any share on any matter, every reference in these Bylaws to a majority or other proportion of shares of stock shall refer to such majority or other proportion of the votes of such shares of stock. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power, regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing with a Secretary an instrument in writing revoking the proxy or another duly executed proxy bearing a later date. Voting at meetings of stockholders need not be by written ballot unless so directed by the chairman of the meeting or the Board. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of Directors. In all other matters, unless otherwise required by law, the Certificate of Incorporation or these Bylaws, the affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders. Where a separate vote by class or classes is required, the affirmative vote of the holders of a majority (or, in the case of an election of Directors, a plurality) of the shares of such class or classes present in person or represented by proxy at the meeting shall be the act of such class or classes, except as otherwise required by law, the Certificate of Incorporation or these Bylaws.

      SECTION 2.11.     Action by Stockholders Without a Meeting. The stockholders may not take any action without a duly called meeting of the stockholders.

ARTICLE III

BOARD OF DIRECTORS

      SECTION 3.01.     Election and Term. Except as otherwise provided by law or by the Certificate of Incorporation, and subject to the provisions of Sections 3.12, 3.13 and 3.14 of this Article III, Directors shall be elected at the annual meeting of stockholders to serve until the annual meeting of stockholders in the third year following their election and until their successors are duly elected and qualified, or until their earlier death, resignation or removal from office.

      SECTION 3.02.     Number. The number of Directors may be fixed from time to time by resolution of the Board but shall not be less than three (3) nor more than twelve (12).

      SECTION 3.03.     General Powers. The business, properties and affairs of the Corporation shall be managed by, or under the direction of, the Board, which, without limiting the generality of the foregoing, shall have power to elect and appoint officers of the Corporation, to appoint and direct agents, to grant general or limited authority to officers, employees and agents of the Corporation to make, execute and deliver contracts and other instruments and documents in the name and on behalf of the Corporation and over its seal, without specific authority in each case, and, by resolution adopted by a majority of the whole Board, to appoint committees of the Board in addition to those appointed pursuant to Article IV hereof, the membership of which may consist of one or more Directors, and which may advise the Board with respect to any matters relating to the conduct of the Corporation’s business. The Board may designate one or more Directors as alternate members of any committee, including those appointed pursuant to Article IV hereof, who may replace any absent or disqualified member at any meeting of the committee. In addition, the Board may exercise all the powers of the Corporation and do all lawful acts and things which are not reserved to the stockholders by law or by the Certificate of Incorporation.

      SECTION 3.04.     Place of Meetings. Meetings of the Board may be held at any place, within or without the State of Delaware, from time to time as designated by the Board.

      SECTION 3.05.     Organization Meeting. A newly elected Board shall meet and organize, and also may transact any other business which might be transacted at a regular meeting thereof, as soon as practicable after each annual meeting of stockholders, at the place at which such meeting of stockholders took place, without notice of such meeting, provided a majority of the whole Board is present. If such a majority is not present, such organizational meeting may be held at any other time or place which may be specified in a notice given in the manner provided in Section 3.07 of this Article III for special meetings of the Board, or in a waiver of notice thereof.

      SECTION 3.06.     Regular Meetings. Regular meetings of the Board shall be held at such times as may be determined by resolution of the Board and no notice shall be required for any regular meeting. Except as otherwise provided by law, any business may be transacted at any regular meeting of the Board.

      SECTION 3.07.     Special Meetings; Notice and Waiver of Notice. Special meetings of the Board shall be called by the Secretary on the request of the Chairman of the Board or the President, or on the request in writing of any three other Directors stating the purpose or purposes of such meeting. Notice of any special meeting shall be in form approved by the Chairman of the Board or the President, as the case may be. Notices of special meetings shall be mailed to each Director, addressed to him at his residence or usual place of business, not later than two (2) days before the day on which the meeting is to be held, or shall be sent to him at such place by telegraph, cablegram, internet transmission, telephone transmission or other means of electronic communication or be delivered personally, not later than the day before such day of meeting. Notice of any meeting of the Board need not be given to any Director if he shall sign a written waiver thereof either before or after the time stated therein, or if he shall attend a meeting, except when he attends such meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any special meeting of the Board need be specified in any notice or written waiver of notice unless so required by the Certificate of Incorporation or by the Bylaws. Unless limited by law, by the Certificate of Incorporation or by the Bylaws, any and all business may be transacted at any special meeting.

      SECTION 3.08.     Organization of Meetings. The Chairman of the Board shall preside at all meetings of the Board at which he is present. If the Chairman of the Board shall be absent from any meeting of the Board, the duties otherwise provided in this Section 3.08 of Article III to be performed by him at such meeting shall be performed at such meeting by the Director chosen by a majority of the other Directors who are present. The Secretary of the Corporation shall act as the secretary at all meetings of the Board, and in his absence a temporary secretary shall be appointed by the chairman of the meeting.

      SECTION 3.09.     Quorum and Manner of Acting. Except as otherwise provided by Section 3.05 of this Article III, at every meeting of the Board a majority of the total number of Directors constituting the whole Board shall constitute a quorum but in no event shall a quorum be constituted by less than two (2) Directors. Except as otherwise provided by law or by the Certificate of Incorporation, or by Section 3.14 of this Article III, or by Section 4.01 or Section 4.08 of Article IV, or by Article IX, the act of a majority of the Directors present at any such meeting, at which a quorum is present, shall be the act of the Board. In the absence of a quorum, a majority of the Directors present may adjourn any meeting, from time to time, until a quorum is present. No notice of any adjourned meeting need be given other than by announcement at the meeting that is being adjourned. Members of the Board or any committee thereof may participate in a meeting of the Board or of such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation by a member of the Board in a meeting pursuant to this Section 3.09 of Article III shall constitute his presence in person at such meeting.

      SECTION 3.10.     Voting. On any question on which the Board shall vote, the names of those voting and their votes shall be entered in the minutes of the meeting if any member of the Board so requests at the time.

      SECTION 3.11.     Action Without a Meeting. Except as otherwise provided by law or by the Certificate of Incorporation, any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting, if prior to such action all members of the Board or of such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or the committee.

      SECTION 3.12.     Resignations. Any Director may resign at any time upon written notice of resignation to the Corporation. Any resignation shall be effective immediately unless a date certain is specified for it to take effect, in which event it shall be effective upon such date, and acceptance of any resignation shall not be necessary to make it effective, irrespective of whether the resignation is tendered subject to such acceptance.

      SECTION 3.13.     Removal of Directors. Subject to the rights of the holders of any series of Preferred Stock or any other class of capital stock of the Corporation (other than the Common Stock) then outstanding, no Director may be removed except both for cause and with the affirmative vote of the holders of not less than 80% of the voting power of all outstanding shares of capital stock of the Corporation entitled to vote generally in the election of Directors, voting together as a single class.

      SECTION 3.14.     Vacancies. Subject to the rights of the holders of any series of Preferred Stock or any other class of capital stock of the Corporation (other than the Common Stock) then outstanding, any vacancies in the Board for any reason, including by reason of any increase in the number of Directors, shall, if occurring prior to the expiration of the term of office of the class in which such vacancy occurs, be filled only by the Board, acting by the affirmative vote of a majority of the remaining Directors then in office, although less than a quorum, and any Directors so elected shall hold office until the next election of the class for which such Directors have been elected and until their successors are duly elected and qualified.

      SECTION 3.15.     Directors’ Compensation. Any and all Directors may receive such reasonable compensation for their services as such, whether in the form of salary, a fixed fee for attendance at meetings or otherwise, with expenses, if any, as the Board may from time to time determine. Nothing herein contained shall be construed to preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.

ARTICLE IV

COMMITTEES

      SECTION 4.01.     Constitution and Powers. The Board may, by resolution adopted by affirmative vote of a majority of the whole Board, appoint one or more committees of the Board, which committees shall have such powers and duties as the Board shall properly determine. Unless otherwise provided by the Board, no such other committee of the Board shall be composed of fewer than three (3) Directors.

      SECTION 4.02.     Place of Meetings. Meetings of any committee of the Board may be held at any place, within or without the State of Delaware, from time to time designated by the Board or such committee.

      SECTION 4.03.     Meetings; Notice and Waiver of Notice. Regular meetings of any committee of the Board shall be held at such times as may be determined by resolution either of the Board or of such committee and no notice shall be required for any regular meeting. Special meetings of any committee shall be called by the secretary thereof upon request of any two members thereof. Notice of any special meeting of any committee shall be in form approved by the Chairman of the Board or the President, as the case may be. Notices of special meetings shall be mailed to each member, addressed to him at his residence or usual place of business, not later than two (2) days before the day on which the meeting is to be held, or shall be sent to him at such place by telegraph, cable or any other form of recorded communication, or be delivered personally or by telephone, not later than the day before such day of meeting. Neither the business to be transacted at, nor the purpose of, any special meeting of any committee, need be specified in any notice or written waiver of notice unless so required by the Certificate of Incorporation or the Bylaws. Notices of any such meeting need not be given to any member of any committee, however, if waived by him as provided in Section 3.07 of Article III, and the provisions of such Section 3.07 with respect to waiver of notice of meetings of the Board shall apply to meetings of any committee as well.

      SECTION 4.04.     Organization of Meetings. The most senior officer of the Corporation present, if any be members of the committee, and, if not, the Director present who has served the longest as a Director, except as otherwise expressly provided by the Board or the committee, shall preside at all meetings of any committee. The Secretary of the Corporation, except as otherwise expressly provided by the Board, shall act as secretary at all meetings of any committee and in his absence a temporary secretary shall be appointed by the chairman of the meeting.

      SECTION 4.05.     Quorum and Manner of Acting. A majority of the members of any committee then in office shall constitute a quorum for the transaction of business, and the act of a majority of those present at any meeting at which a quorum is present, shall be the act of such committee. In the absence of a quorum, a majority of the members of any committee present, or, if two or fewer members shall be present, any member of the committee present or the Secretary, may adjourn any meeting, from time to time, until a quorum is present. No notice of any adjourned meeting need be given other than by announcement at the meeting that is being adjourned. The provisions of Section 3.09 of Article III with respect to participation in a meeting of a committee of the Board and the provisions of Section 3.11 of Article III with respect to action taken by a committee of the Board without a meeting shall apply to participation in meetings of and action taken by any committee.

      SECTION 4.06.     Voting. On any question on which any committee shall vote, the names of those voting and their votes shall be entered in the minutes of the meeting if any member of such committee so requests.

      SECTION 4.07.     Records. All committees shall keep minutes of their acts and proceedings, which shall be submitted at the next regular meeting of the Board unless sooner submitted at an organization or special meeting of the Board, and any action taken by the Board with respect thereto shall be entered in the minutes of the Board.

      SECTION 4.08.     Vacancies. Any vacancy occurring in any committee of the Board by death, resignation, removal from office or otherwise may be filled by affirmative vote of a majority of the whole Board.

      SECTION 4.09.     Members’ Compensation. Members of all committees may receive such reasonable compensation for their services as such, whether in the form of salary, a fixed fee for attendance at meetings or otherwise, with expenses, if any, as the Board may from time to time determine. Nothing herein contained shall be construed to preclude any member of any committee from serving the Corporation in any other capacity and receiving compensation therefor.

      SECTION 4.10.     Emergency Management Committee. In the event that a quorum of the Board cannot readily be convened as a result of emergency conditions following a catastrophe or disaster, then all the powers and duties vested in the Board shall vest automatically in an Emergency Management Committee which shall consist of all readily available members of the Board and which Committee shall have and may exercise all of the powers of the Board in the management of the business and affairs of the Corporation. Two members shall constitute a quorum. Other provisions of these Bylaws notwithstanding, the Emergency Management Committee shall call a meeting of the Board as soon as circumstances permit, for the purpose of filling vacancies on the Board and its committees and to take such other action as may be appropriate. The powers of the Emergency Management Committee shall terminate upon the convening of the meeting of the Board above prescribed at which a majority of the members thereof shall be present.

ARTICLE V

OFFICERS

      SECTION 5.01.     Officers. The officers of the Corporation shall be the Chairman, the President, the Secretary and a Treasurer and may include one or more Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers and such other officers as the Board may deem desirable or appropriate. Any two or more offices may be held by the same person.

      SECTION 5.02.     Authority and Duties. All officers shall have such authority and perform such duties in the management of the Corporation as may be provided in these Bylaws or, to the extent not so provided, by resolution of the Board. The Board shall take such action as may be necessary from time to time to ensure that the Corporation has such officers as are necessary, under this Section 5.02 and the Delaware General Corporation Law as currently in effect or as the same may hereafter be amended, to enable it to sign stock certificates.

      SECTION 5.03.     Term of Office; Resignation; Removal; Vacancies. Unless otherwise provided in the resolution of the Board electing or authorizing the appointment of any officer, each officer shall hold office until his successor is elected or appointed and qualified or until his earlier resignation or removal. Any officer may resign at any time upon written notice to the Board or to such person or persons as the Board may designate. Such resignation shall take effect at the time specified therein, and unless otherwise specified therein no acceptance of such resignation shall be necessary to make it effective. The Board may remove any officer with or without cause at any time. Any officer authorized by the Board to appoint a person to hold an office of the Corporation may also remove such person from such office with or without cause at any time, unless otherwise provided in the resolution of the Board providing such authorization. Any such removal shall be without prejudice to the contractual rights of such officer, if any, with the Corporation, but the election or appointment of an officer shall not of itself create contractual rights. Any vacancy occurring in any office of the Corporation by death, resignation, removal from office or otherwise may be filled by the Board at any regular or special meeting or by an officer authorized by the Board to appoint a person to hold such office.

      SECTION 5.04.     The Chairman. The Chairman shall have the power to call special meetings of stockholders, to call special meetings of the Board and, if present, to preside at all meetings of stockholders and all meetings of the Board. The Chairman shall perform all duties incident to the office of Chairman of the Board and all such other duties as may from time to time be assigned to him by the Board or these Bylaws.

      SECTION 5.05.     The President. The President shall be the chief executive officer of the Corporation and shall have general and active management and control of the business and affairs of the Corporation, subject to the control of the Board, and shall see that all orders and resolutions of the Board are carried into effect. The President shall perform all duties incident to the office of President and all such other duties as may from time to time be assigned to him by the Board or these Bylaws.

      SECTION 5.06.     Vice Presidents. Vice Presidents, if any, in order of their seniority or in any other order determined by the Board, shall generally assist the President and perform such other duties as the Board or the President shall prescribe, and in the absence or disability of the President, shall perform the duties and exercise the powers of the President.

      SECTION 5.07.     The Secretary. The Secretary shall, to the extent practicable, attend all meetings of the Board and all meetings of stockholders and shall record all votes and the minutes of all proceedings in a book to be kept for that purpose, and shall perform the same duties for any committee of the Board when so requested by such committee. He shall give or cause to be given notice of all meetings of stockholders and of the Board, shall perform such other duties as may be prescribed by the Board, the Chairman or the President and shall act under the supervision of the Chairman. He shall keep in safe custody the seal of the Corporation and affix the same to any instrument that requires that the seal be affixed to it and which shall have been duly authorized for signature in the name of the Corporation and, when so affixed, the seal shall be attested by his signature or by the signature of the Treasurer of the

Corporation (the “Treasurer”) or an Assistant Secretary or Assistant Treasurer of the Corporation. He shall keep in safe custody the certificate books and stockholder records and such other books and records of the Corporation as the Board, the Chairman or the President may direct and shall perform all other duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Board, the Chairman or the President.

      SECTION 5.08.     Assistant Secretaries. Assistant Secretaries of the Corporation (“Assistant
Secretaries”), if any, in order of their seniority or in any other order determined by the Board, shall generally assist the Secretary and perform such other duties as the Board or the Secretary shall prescribe, and, in the absence or disability of the Secretary, shall perform the duties and exercise the powers of the Secretary.

      SECTION 5.09.     The Treasurer. The Treasurer shall have the care and custody of all the funds of the Corporation and shall deposit such funds in such banks or other depositories as the Board, or any officer or officers, or any officer and agent jointly, duly authorized by the Board, shall, from time to time, direct or approve. He shall disburse the funds of the Corporation under the direction of the Board and the President. He shall keep a full and accurate account of all moneys received and paid on account of the Corporation and shall render a statement of his accounts whenever the Board, the Chairman or the President shall so request. He shall perform all other necessary actions and duties in connection with the administration of the financial affairs of the Corporation and shall generally perform all the duties usually appertaining to the office of treasurer of a corporation. When required by the Board, he shall give bonds for the faithful discharge of his duties in such sums and with such sureties as the Board shall approve.

      SECTION 5.10.     Assistant Treasurers. Assistant Treasurers of the Corporation (“Assistant
Treasurers”), if any, in order of their seniority or in any other order determined by the Board, shall generally assist the Treasurer and perform such other duties as the Board or the Treasurer shall prescribe, and, in the absence or disability of the Treasurer, shall perform the duties and exercise the powers of the Treasurer.

      SECTION 5.11.     Other Officers. The other officers, if any, of the Corporation, shall have such powers and duties in the management of the Corporation as shall be stated in a resolution of the Board that is not inconsistent with these Bylaws and, to the extent not so stated, as generally pertain to their respective offices, subject to the control of the Board.

ARTICLE VI

SHARES AND TRANSFERS OF SHARES

      SECTION 6.01.     Stock Certificates; Uncertificated Shares. (a) The shares of stock in the Corporation shall be represented by certificates, provided that the Board of the Corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to any such shares represented by a certificate theretofore issued until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution or resolutions by the Board of the Corporation, every holder of stock represented by certificates, and upon request every holder of uncertificated shares, shall be entitled to have a certificate signed by or in the name of the Corporation by the Chairman of the Board or the President or a Vice President, and by a Treasurer, Assistant Treasurer, Secretary or Assistant Secretary, representing the number of shares of stock in the Corporation owned by such holder. If such certificate is manually signed by one or more officers or manually countersigned by a transfer agent or by a registrar, any other signature on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue. Certificates representing shares of stock of the Corporation may bear such legends regarding restrictions on transfer or other matters as any officer or officers of the Corporation may determine to be appropriate and lawful.

      (b) If the Corporation is authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, provided that, except as otherwise required by law, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of such class or series of stock and the qualifications, limitations or restrictions of such preferences and/or rights. Within a reasonable time after the issuance or transfer of uncertificated shares of any class or series of stock, the Corporation shall send to the registered owner thereof a written notice containing the information required by law to be set forth or stated on certificates representing shares of such class or series or a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of such class or series and the qualifications, limitations or restrictions of such preferences and/or rights.

      (c) Except as otherwise expressly provided by law, the rights and obligations of the holders of uncertificated shares and the rights and obligations of the holders of certificates representing stock of the same class and series shall be identical.

      SECTION 6.02.     Transfers of Stock. Transfers of stock shall be made on the books of the Corporation by the person named in the certificate, or by an attorney lawfully constituted in writing, and upon surrender and cancellation of a certificate or certificates for a like number of shares of the same class or series of stock, duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, and with such proof of the authenticity of the signatures as the Corporation or its agents may reasonably require and with all required stock transfer tax stamps affixed thereto and canceled or accompanied by sufficient funds to pay such taxes.

      SECTION 6.03.     Lost Certificates. In case any certificate of stock shall be lost, stolen or destroyed, the Board, in its discretion, or any officer or officers thereunto duly authorized by the Board, may authorize the issue of a substitute certificate in place of the certificate so lost, stolen or destroyed; provided, however, that, in each such case, the applicant for a substitute certificate shall furnish evidence to the Corporation, which it determines in its discretion is satisfactory, of the loss, theft or destruction of such certificate and of the ownership thereof, and also such security or indemnity as may be required by it.

      SECTION 6.04.     Determination of Holders of Record for Certain Purposes. In order to determine the stockholders or other holders of securities entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of capital stock or other securities or for the purpose of any other lawful action, the Board may fix, in advance, a record date, not more than sixty (60) days prior to the date of payment of such dividend or other distribution or allotment of such rights or the date when any such rights in respect of any change, conversion or exchange of stock or securities may be exercised, and in such case only holders of record on the date so fixed shall be entitled to receive payment of such dividend or other distribution or to receive such allotment of rights, or to exercise such rights, notwithstanding any transfer of any stock or other securities on the books of the Corporation after any such record date fixed as aforesaid. No record date shall precede the date on which the Board establishes such record date.

ARTICLE VII

CORPORATE SEAL

      SECTION 7.01.     Seal. The Board may provide a suitable Seal containing the name of the Corporation.

      SECTION 7.02.     Affixing and Attesting. The seal of the Corporation shall be in the custody of the Secretary, who shall have power to affix it to the proper corporate instruments and documents, and who shall attest it. In his absence, it may be affixed and attested by an Assistant Secretary, or by the Treasurer or an Assistant Treasurer or by any other person or persons as may be designated by the Board.

ARTICLE VIII

MISCELLANEOUS

      SECTION 8.01.     Fiscal Year. The fiscal year of the Corporation shall end on the thirtieth-first day of December of each year unless changed by resolution of the Board.

      SECTION 8.02.     Signatures on Negotiable Instruments. All bills, notes, checks or other instruments for the payment of money shall be signed or countersigned by such officers or agents and in such manner as, from time to time, may be prescribed by resolution (whether general or special) of the Board, or may be prescribed by any officer or officers, or any officer and agent jointly, thereunto duly authorized by the Board.

      SECTION 8.03.     Execution of Proxies. The Chairman, the President or any Vice President may authorize, from time to time, the execution and issuance of proxies to vote shares of stock or other securities of other corporations held of record by the Corporation and the execution of consents to action taken or to be taken by any such corporation. All such proxies and consents, unless otherwise authorized by the Board, shall be signed in the name of the Corporation by the Chairman, the President or any Vice President.

      SECTION 8.04.     References to Article and Section Numbers and to the Bylaws and the Certificate of Incorporation. Whenever in the Bylaws reference is made to an Article or Section number, such reference is to the number of an Article or Section of the Bylaws. Whenever in the Bylaws reference is made to the Bylaws, such reference is to these Bylaws of the Corporation, as amended, and whenever reference is made to the Certificate of Incorporation, such reference is to the Certificate of Incorporation of the Corporation, as amended, including all documents deemed by the General Corporation Law of the State of Delaware to constitute a part thereof.

ARTICLE IX

AMENDMENTS

      SECTION 9.01.     Amendments. These Bylaws may be altered, amended or repealed (i) (except as otherwise provided in any Bylaw adopted by the stockholders) by the Board without the assent or vote of the stockholders of the Corporation or (ii) at any annual or special meeting of the stockholders of the Corporation, duly called and upon proper notice thereof, by affirmative vote of the holders of not less than 80% of the shares of stock entitled to vote generally in the election of Directors.